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                                                                   EXHIBIT 99(b)

                        KEYCORP STUDENT LOAN TRUST 2000-B
                              OFFICER'S CERTIFICATE


Bank One, National Association             Banker's Trust Company, Deutsche Bank
One Bank One Plaza, Suite 0126             100 Plaza One, Mailstop: JCY03-6450
Chicago, IL  60670                         Jersey City, NJ 07310
Attn: Corporate Trust Administration       Attn: Corporate Trust & Agency Group
Phone: (312) 407-0192                             Structured Finance
Fax: (312) 407-1708                        Phone: (201) 593-6776
                                           Fax: (201) 593-6459

Key Bank USA, National Association         MBIA Insurance Corporation
800 Superior Ave, 4th Floor                113 King Street
Cleveland, OH 44114                        Armonk, New York 10504
ATTN: Senior Vice President                ATTN: Data Administration
      Key Education Resources              Phone: (914) 765-3772
Phone: (216) 828-9342                      Fax: (914) 765-3810
Fax: (216) 828-9417


Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of September 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of PHEAA as Subservicer from January 1, 2001, through December 31, 2001, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, PHEAA as Subservicer has fulfilled all its obligations under the Agreement throughout such period.


                                           PENNSYLVANIA HIGHER EDUCATION
                                           ASSISTANCE AGENCY, Subservicer


Date:  March 8, 2002                       by:    /S/ ERNEST P. BEARDSLEY
                                               ---------------------------------
                                           Name:  Ernest P. Beardsley
                                           Title: Senior Vice President